AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 2002
                                                      REGISTRATION NO. 333-90176
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                 -----------------------------------------------
                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            TORPEDO SPORTS USA, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                              333-48746                         87-0567853
--------------------------------------------------------------------------------
(State or other                    (Commission                  (I.R.S. Employer
 jurisdiction                      File Number)              Identification No.)
of incorporation)


                          2401 PGA Boulevard, Suite 190
                        Palm Beach Gardens, Florida 33410
              Telephone number, including area code: (561) 624-0885
         ---------------------------------------------------------------
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                   HENRY FONG
                             CHIEF EXECUTIVE OFFICER
                           c/o Torpedo Sports USA Inc.
                          2401 PGA Boulevard, Suite 190
                          Palm Beach Gardens, FL 33410
                                  (561)624-0885
                 -----------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area, code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed
   Title of          Amount         maximum         Proposed         Amount of
  Securities         to be       offering price    aggregate        registration
to be registered  registered(1)   per share(2)   offering price(3)     fee(4)
--------------------------------------------------------------------------------
Common Stock,
$.001 par value     882,000          $1.18        $1,040,760.00         $95.75
================================================================================

 (1) The securities being registered include a maximum of 882,000 shares issuable upon the exercise of options under the 2002 Employee Stock Option Plan of Torpedo Sports USA Inc., assuming full participation of employees under those plans.

 (2) Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Accordingly, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the Nasdaq Over-the-Counter Bulletin Board on September 13, 2002, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

 (3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act.

(4) Previously paid.

                                EXPLANATORY NOTE

         Torpedo Sports USA, Inc., a Nevada corporation ("TPDO") filed a registration statement on June 10, 2002, on Form S-8 in accordance with the Securities Act of 1933, as amended (the "1933 Act"), to register 1,000,000 shares of stock, $.001 par value, to be issued to certain selling shareholders that are employees or consultants who have been issued shares of TPDO's common stock pursuant to the company's 2002 Stock Option Plan. That registration statement, Commission File No. 333-90176,is incorporated herein by reference.

         Under cover of this Form S-8 is a Reoffer Prospectus that TPDO has prepared in accordance with Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 882,000 shares of common stock acquired by the selling shareholders.

         This registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with Part I of Form S-3 pursuant to General Instruction C to Form S-8. The reoffer prospectus may be used for reoffers or resales of the shares that have been acquired by the selling stockholders. The second part ("Part II") contains information required in the registration statement under Part II of Form S-8.

                               REOFFER PROSPECTUS
                                 882,000 SHARES
                            TORPEDO SPORTS USA, INC.
                                  Common Stock

--------------------------------------------------------------------------------
         This reoffer prospectus relates to an offering of up to 882,000 shares of TPDO common stock, which may be issued to the selling stockholders upon the exercise of stock options granted under the 2002 Stock Option Plan of Torpedo Sports USA Inc. (we refer to it as the "2002 Plan").

         The common stock being registered is being offered for the account of the stockholders identified under "SELLING STOCKHOLDERS" on Page 12. The selling stockholders will receive all of the proceeds from the sale of the shares of our common stock offered under this reoffer prospectus. Although TPDO will not receive any proceeds from the selling stockholders' sale of shares of our common stock offered under this reoffer prospectus, we will receive proceeds from any cash exercises of the options by the selling stockholders under the 2002 Plan. All proceeds received as a result of the exercise of those options will be used as working capital for our operations.

         The shares of our common stock issued to the selling stockholders are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares of common stock on the NASDAQ Over-the-Counter Bulletin Board, in negotiated transactions, or through a combination of these methods, at prevailing market prices or at privately negotiated prices either directly or through agents or broker dealers, or through any other means described in the section "PLAN OF DISTRIBUTION" beginning on Page 12.

         Our common stock is currently traded on the Nasdaq Over-the-Counter Bulletin Board under the symbol "TPDO.OB." On September 13, 2002, the last reported sale price of our common stock on the Nasdaq Over-the-Counter Bulletin Board was $1.20 per share. Our address is 2401 PGA Boulevard, Suite 190, Palm Beach Gardens, FL 33410 and our phone number is (561)624-0885.

         The shares offered by means of this reoffer prospectus involve a high degree of risk. You should purchase shares only if you can afford a loss of all or a portion of your investment. See "RISK FACTORS" beginning on Page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK TO WHICH THIS REOFFER PROSPECTUS RELATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this reoffer prospectus is September 16, 2002.

                                TABLE OF CONTENTS

                                                                            Page
WHERE YOU CAN FIND MORE INFORMATION............................................1
INFORMATION INCORPORATED BY REFERENCE..........................................2
TORPEDO SPORTS USA, INC........................................................4
FORWARD-LOOKING STATEMENTS.....................................................4
RISK FACTORS...................................................................6
USE OF PROCEEDS...............................................................11
SELLING STOCKHOLDERS..........................................................12
PLAN OF DISTRIBUTION..........................................................12
LEGAL MATTERS.................................................................14
EXPERTS.......................................................................14

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-8 with the SEC under the Securities Act of 1933 to allow the selling stockholders to resell the common stock offered by means of this reoffer prospectus. This reoffer prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the common stock offered by means of this reoffer prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this reoffer prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

         TPDO is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC's public reference rooms at the following location:

                                 Judiciary Plaza
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C., 20549

         You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies. The documents that TPDO files with the SEC, including the registration statement, are also available to you on the SEC's web site. You can log onto the SEC's web site at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by TPDO (or its predecessor eNutrition, Inc.) with the SEC to obtain more information. Information is incorporated into this reoffer prospectus in two ways. First, if information is contained in a document that TPDO (or its predecessor eNutrition, Inc.) filed with the SEC before the date of this reoffer prospectus, the document is specifically identified below. Second, all of the information provided in a periodic or other report or proxy statement filed by TPDO with the SEC after the date of this reoffer prospectus is incorporated by reference.

         The information contained in the documents we incorporate by reference is considered a part of this reoffer prospectus. Additionally, because information concerning TPDO, whether contained in this reoffer prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this reoffer prospectus will update and supersede older information contained in, or incorporated by reference into, this reoffer prospectus.

         We incorporate by reference into this reoffer prospectus all the documents listed below:

o        Current report on Form 8-K filed on August 7, 2002

o        Current report on Form 8-KA filed on August 5, 2002

o        Current report on Form 8-K filed on June 4, 2002.

o Annual Report on Form 10-KSB of e Nutrition, Inc. for year ended December 31, 2001 filed on March 22, 2002.

o Quarterly Report on Form 10-QSB of e Nutrition, Inc. for the quarter ended March 31, 2002 filed on May 14, 2002.

o The description of the common stock, par value $0.001 per share of the Registrant as contained in the Registration Statement on Form SB-2/A filed on March 8, 2001.

         In addition to the documents listed above, TPDO incorporates by reference into this reoffer prospectus all documents filed by TPDO with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this reoffer prospectus and until all of the common stock being offered by means of this reoffer prospectus have been sold by the selling stockholders or the registration statement which TPDO has filed with the SEC relating to the common stock ceases to be effective.

         We will deliver a free copy of any document incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus to anyone who receives this reoffer prospectus. Exhibits filed with the documents that are incorporated by reference into this reoffer prospectus will be delivered only if the exhibits have been specifically incorporated by reference. Requests for any of these documents may be made in writing or orally and should be directed to: Chief Financial Officer, Torpedo Sports USA Inc., 2401 PGA Boulevard, Suite 190, Palm Beach Gardens, Florida, (561)624-0885.

         TPDO has not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this reoffer prospectus. As a result, any information or representation not contained herein must not be relied upon as having been authorized by TPDO. Neither TPDO nor the selling stockholders is making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus is accurate as of any date other than the date on the front of this document.

                            TORPEDO SPORTS USA, INC.

         Prior to May 20, 2002, TPDO was known as eNutrition, Inc. ("eNutrition"). In May 2002, eNutrition acquired all of the issued and outstanding common stock of Torpedo Sports USA, Inc. in exchange for 8,000,000 shares of its common stock, which represented 80% of eNutrition's total shares outstanding immediately following the exchange. eNutrition then changed its name to Torpedo Sports USA, Inc. Immediately prior to the transaction, eNutrition sold all of its assets to HI-Q Nutrition, Inc. under the terms of an April 30, 2002 agreement. eNutrition's liabilities were also assumed by HI-Q Nutrition, Inc. As a result, eNutrition was a publicly traded, non-operating entity at the time of the transaction with TPDO.

         TPDO acquired control of eNutrition at the effective time of the exchange. The transaction was recorded as a reverse acquisition based on factors demonstrating that TPDO constituted the accounting acquirer. The management and board of directors of TPDO manage the post-acquisition entity.

         The purchase price applied to the reverse acquisition was based on the net book value of the underlying assets of eNutrition prior to the transaction. The historical stockholders' equity of TPDO prior to the merger was retroactively restated (a recapitalization) for the equivalent number of shares received in the merger after giving effect to any differences in the par value of the eNutrition and Torpedo Sports USA common stock, with an offset to additional paid in capital. The restated consolidated retained earnings of the accounting acquirer (TPDO)were carried forward after the acquisition.

         Torpedo Sports USA, Inc. is a Nevada holding company which owns 100% of its Canadian subsidiary, Torpedo Sports Inc. ("Torpedo Sports"). Torpedo Sports was founded in 1942 in St. Narcisse, Quebec, Canada, and is a manufacturer and distributor of outdoor recreational products for children, such as toboggans, baby sleds, snowboards, tricycles, scooters and skateboards. Torpedo Sports' products, manufactured in two factories in Quebec, are sold through a well-established and diversified customer base located throughout Canada and the United States in the value-for-money segment of their respective segment of their respective markets. A market leader in many of its product categories, Torpedo Sports' products are sold through the larger hardware, sports specialty, mass merchant, toy and department stores.

                           FORWARD-LOOKING STATEMENTS

         The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. This reoffer prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. We may also make written forward-looking statements in our periodic reports to the SEC, in our press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "intends", "plans", "estimates", "designed", "may", "could", "predicts" or similar expressions.

         Because we are unable to control or predict many factors that will determine our future performance including financial results, forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in the forward-looking statements contained in this reoffer prospectus and in the information incorporated by reference in this reoffer prospectus. See "WHERE YOU CAN FIND MORE INFORMATION." We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Specific factors that might cause these differences are discussed throughout this reoffer prospectus, including the section entitled "RISK FACTORS."

         TPDO's management believes these forward-looking statements are reasonable. However, because these statements are based on current expectations, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                  RISK FACTORS

         You should carefully consider the various risk factors that could materially and adversely affect the operating and financial performance of the Company before making an investment decision. These factors include, in part, changes in consumer demand, changes in economic conditions, fluctuations in quarterly results, seasonality, impact of weather, reliance on key personnel, the thinly traded nature of our stock, the impact of future sales of our stock, the risks of international business, product liability, dependence on third party efforts, and risks associated with forward-looking statements. The risks and uncertainties described below are not the only ones facing our company. Additionally risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you could lose all or part of your investment.

OUR INABILITY TO ANTICIPATE CHANGES IN CONSUMER DEMANDS AND
PREFERENCES IN A TIMELY MANNER COULD ADVERSELY AFFECT OUR SALES

         Our products appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to rapid change. Our success depends on our ability to identify product trends as well as to anticipate, gauge and react to changing consumer demands in a timely manner. We cannot assure you that we will be able to continue to offer assortments of products that appeal to our customers or that will satisfy changing consumer demands in the future. If we misjudge the market for our products, our sales may decline significantly and we may be faced with significant excess inventory of some products and missed opportunities for other products, which would adversely affect our profitability.

A RECESSION COULD DETRIMENTALLY AFFECT OUR SALES AND OUR OPERATING
RESULTS

         Our sales are partially dependent on discretionary consumer spending, which may be affected by general economic conditions. A recessionary environment could result in a decrease in consumer spending in general, which could result in decreased spending in our markets, directly or in the overall market for outdoor recreational products, either of which could have a material adverse effect on our business, operating results and financial condition. Additionally, factors that influence the general economic climate, such as consumer confidence levels, interest rates, employment trends and fuel availability and prices could also result in decreased spending in our markets. Because in the short term most of our operating expenses are relatively fixed, we may be unable to adjust spending sufficiently in a timely manner to compensate in the event of any unexpected sales shortfall. If we fail to make these adjustments quickly, our operating results and financial condition could be materially adversely affected.

OUR QUARTERLY FINANCIAL RESULTS MAY FLUCTUATE SIGNIFICANTLY

         Our quarterly operating results will likely fluctuate significantly in the future as a result of a variety of factors, some of which are outside our control. These factors include:

-        General economic and market conditions;

-        Pricing changes in the industry;

-        The amount and timing of orders from retailers;

-        The timing of shipments and new product introductions;

-        Manufacturing delays;

-        Seasonal variations in the sale of our products;

-        Product mix; and

-        Pricing changes in our products.

         Due to these factors, our quarterly operating results may fall below any market expectations that may arise. If this happens, the trading price of our common stock would likely decline, perhaps significantly.

OUR OPERATING RESULTS ARE SUBJECT TO SEASONAL FLUCTUATIONS, WHICH
COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

         We experience substantial seasonal fluctuations in our sales and operating results. Historically, 90% of our annual sales (resulting in a similar proportion of our operating income) are shipped in our first two fiscal quarters of August through January, leading up to the winter season months. As a result, we continue to incur significant fixed expenses in our third and fourth fiscal quarters without offsetting revenues. Because a substantial portion of our operating income is derived from our first fiscal and second quarter sales, a significant shortfall in expected sales in those quarters could have an adverse impact on our annual operating results.

OUR OPERATING RESULTS ARE SUBJECT TO THE IMPACT OF THE WEATHER

         As a manufacturer of wood and plastic products for the winter sports market, consisting primarily of toboggans, sleds, saucers and snowboards, our sales may be impacted by weather conditions. For example, lack of snowfall in any year in any particular region of the United States or Canada may adversely affect demand for our products. There is no assurance that certain weather conditions would not have a material adverse effect on our sales. Also, due to variations in weather conditions from year to year, results for any single quarter or year may not be indicative of results for any future period.

RELIANCE ON KEY PERSONNEL

         The development of our business has been, and will continue to be, highly dependent upon Edward E. Shake, President and Chief Executive Officer of Torpedo Sports, and Michael Stanimir, Vice President and Chief Operating Officer of Torpedo Sports. Each of these executive officers has an at-will employment agreement with us. The loss of the services of either of these officers could have a material adverse effect upon our business, financial condition and results of operations.

MANUFACTURING RISKS

         We manufactures most of our own wood and plastic toboggans, sleds, saucers and snowboards. As a manufacturer, we continually face risks regarding the availability and cost of raw materials and labor, the potential need for additional capital equipment, increased maintenance costs, plant and equipment obsolescence, quality control and excess capacity. In addition, we may need to add production capacity in the future, and there can be no assurance that we will be able to add such capacity either on a cost effective basis or in a timely manner.

PRODUCT LIABILITY

         Our products are used in recreational settings involving a high degree of inherent risk. Although, we has never been a party to a significant product liability litigation, we may be subject in the future to product liability lawsuits involving serious personal injuries or death allegedly relating to its products. We maintain product liability, general liability and excess liability insurance coverage. There can be no assurance that such coverage will continue to be available to us at a reasonable cost, that such coverage will be available in sufficient amounts to cover one or more large claims, or that our insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our financial condition and results of operations.

DEPENDENCE ON THIRD PARTY SELLING EFFORTS

         We rely on third parties to sell, and in some cases to distribute, our products to retailers. In general, many factors, such as general economic conditions, financial conditions, marketing considerations or governmental regulations may affect the ability of these parties to sell our products, which, in turn, may adversely affect our financial performance. In the United States, we use independent sales representatives who work under contract. Generally, such contracts may be terminated by either party upon ninety days' notice.

RISKS OF INTERNATIONAL BUSINESS

         Because our manufacturing plants are located in Canada, our business is subject to the risks generally associated with doing business internationally, including changes in demand resulting from fluctuations in exchange rates, foreign governmental regulation and changes in economic conditions. Unanticipated changes in the value of the U.S. dollar relative to that of the Canadian dollar could have a material adverse effect on our sales or results of operations. We have not engaged, and do not presently intend to engage, in currency hedging activities. In addition, our business is subject to the risks associated with legislation and regulation relating to imports, including quotas, duties or taxes and other charges, restrictions or retaliatory actions on imports to the United States and other countries in which the Company's products are sold or manufactured.

WE ARE HIGHLY LEVERAGED AND FUTURE CASH FLOWS MAY NOT BE
SUFFICIENT TO MEET OUR OBLIGATIONS AND THERE ARE NO ASSURANCES THAT WE WILL BE ABLE TO OBTAIN FUTURE FINANCING

         We have, and will continue to have a substantial amount of debt. That debt includes both fixed long term debt and current debt under our operating credit facility. As of July 31, 2002 the aggregate amount of our long term fixed debt was approximately $2,300,000.00. Our operating credit facility has a balance which fluctuates from time to time in accordance with the seasonality of our inventory and accounts receivable, from lows of $0 to the limit of that credit facility, which is $3,100,000.00. In addition, the interest rates on our operating credit facility are high, including a rate of approximately 2% per month on accounts receivable, and 7% above Canadian prime on inventory.

         Our highly leveraged financial position means:

- a substantial portion of our cash flow from operations will be required to service our indebtedness;

- our ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes might be impeded; and

- we are more vulnerable to economic downturns and our ability to withstand competitive pressures is limited.

         If we are unable to generate sufficient cash flow from operations to meet our obligations and commitments, we may be required to refinance or restructure our indebtedness, raise additional debt or equity capital, or to sell material assets or operations or delay or forego expansion opportunities. These alternative strategies might not be effected on satisfactory terms, if at all.

THE TERMS OF OUR CREDIT AGREEMENT IMPOSE OPERATING AND FINANCIAL
RESTRICTIONS ON US, WHICH MAY IMPAIR OUR ABILITY TO RESPOND TO
CHANGING BUSINESS AND ECONOMIC CONDITIONS

         The terms of our operating credit agreement impose operating and financial restrictions on us, including, among other things, restrictions on our ability to incur additional indebtedness, create or allow liens, pay dividends, engage in mergers, acquisitions or reorganizations, or make capital expenditures without obtaining the consent of our lender. As a result, our ability to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted, and we may be prevented from engaging in transactions that might further our growth strategy or otherwise benefit us without obtaining consent from our lender. In addition, our credit facility is secured by a first priority security interest in our trade accounts receivable, merchandise inventories and general intangible assets. In addition, the lender under our fixed long term debt has a first priority mortgage and security interest upon our buildings, machinery and equipment. In the event of our insolvency, liquidation, dissolution or reorganization, our lenders would be entitled to payment in full from our assets before distributions, if any, were made to our stockholders.

SINCE OUR SHARES ARE THINLY TRADED AND TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC BECAUSE IT IS NOT AN EXCHANGE, STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES

         Our common stock is quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. In addition, the OTC Bulletin Board is not an exchange and, because trading of the securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange of the NASDAQ Stock Market, Inc., you may have difficulty reselling any of the shares you purchase from the selling stockholders.

THE SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK THAT ARE ELIGIBLE FOR FUTURE SALE IN THE PUBLIC MARKET COULD ADVERSELY AFFECT PREVAILING MARKET PRICES OF OUR COMMON STOCK OR LIMIT OUR ABILITY TO RAISE ADDITIONAL CAPITAL

         Future sales of substantial amounts of our common stock in the public market, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. We currently have 10,063,000 shares of our common stock issued and outstanding as well as an additional 982,000 shares out of the 1,000,000 registered pursuant to the Form S-8 registration statement we filed on June 10, 2002. No precise prediction can be made of the effect, if any, that market sales of our common stock or the future availability of shares for sale will have on the market price of our common stock from time to time. Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices and limit our ability to raise additional capital.

INSIDERS HAVE SUBSTANTIAL CONTROL OVER US AND COULD LIMIT YOUR
ABILITY TO INFLUENCE THE OUTCOME OF KEY TRANSACTIONS, INCLUDING
CHANGES OF CONTROL

         Our directors, executive officers and principal stockholders and entities affiliated with them own approximately 46% of the outstanding shares of our common stock. As a result, these stockholders, if acting together, may influence matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. These stockholders or their affiliates may acquire additional equity in the future. The concentration of ownership may also have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS

         This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding the intent, belief and expectations of our management, such as statements concerning our future profitability and its operating and growth strategy. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, the factors set forth under the caption "Risk Factors" in this Prospectus and other factors detailed from time to time in our filings with the Securities and Exchange Commission (the "Commission"). Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate. Therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                                 USE OF PROCEEDS

         All of the shares of common stock being offered by means of this reoffer prospectus are being sold by the selling stockholders, who will receive all proceeds from any sales. We will, however, receive proceeds from any cash exercises of the options by the selling stockholders under the 2002 Plan. All proceeds received as a result of the exercise of those options will be used as working capital for our operations. In addition, other than the completion and filing of this registration statement, we will not participate in the re-offering or sale of the shares of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

         The following table identifies information with respect to the beneficial ownership of our common stock by the selling stockholders immediately before the offering and as adjusted to reflect the sale of TPDO's shares of common stock under this reoffering. The selling stockholders may from time to time offer the shares of common stock offered by means of this reoffer prospectus. We do not know when or in what amounts the selling stockholders may offer shares for resale and we cannot assure you that the selling stockholders will sell any or all of the shares offered by means of this reoffer prospectus.

                                                         Number of
                                   Shares Beneficially     Shares       Shares Beneficially
                                       Owned as of       Available        Owned After the
                                  September 13, 2002(1)     for             Offering(2)
                                  ---------------------  Reoffer and   ---------------------
Selling Stockholder               Number     Percentage  Sale Hereby   Number     Percentage
------------------                ---------  ----------  -----------   ---------  ----------

Henry Fong(3)                     2,088,546     20.75%     365,000     2,088,546      19.08%
Chairman, CEO, Director

Edward E. Shake                     770,440      7.65%     300,000       770,440       7.04%
Chief Operating Officer
President, CEO of Torpedo Sports

Barry Hollander                     259,335      2.57%     197,000       259,335       2.37%
Chief Financial Officer

Thomas B. Olson                      34,520         *       20,000        34,520          *
Corporate Secretary

* Less than 1% of the issued and outstanding shares of TPDO's common stock.

(1) TPDO has relied on information provided by the selling stockholders to determine the number of shares of our common stock which the selling stockholders owned as of September 13, 2002.

(2) Assumes the sale of all shares that may be sold in the offering, and that no other shares beneficially owned by the selling stockholders are sold.

(3) Includes 1,023,065 shares of directly owned common stock owned by a partnership in which Mr. Fong is a partner, and 1,060,673 shares of indirectly owned common stock owned by a corporation in which Mr. Fong is an 80% stockholder.

As of September 13, 2002, there were 10,063,000 shares of TPDO's common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, sell all or a portion of the shares being offered by means of this reoffer prospectus by one or more of the following methods:

         (1) on the Nasdaq Over-the-Counter Bulletin Board, or such other exchange on which TPDO's common stock may from time to time be trading;

         (2)      in privately negotiated transactions or otherwise;

         (3)      at fixed prices that may be changed;

         (4)      at market prices prevailing at the time of sale;

         (5) at prices related to such market prices or at prices otherwise negotiated;

         (6) block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (7)      purchases by a broker or dealer as principal;

         (8) an exchange distribution in accordance with the rules of such exchange;

         (9) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         (10)     short sales; or

         (11)     a combination of any of the above methods of sale.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         This reoffer prospectus also may be used, with our consent, by donees of the shares of common stock under circumstances requiring or making desirable its use. To the extent required, we will file, during any period in which offers or sales are being made, one or more supplements to this reoffer prospectus to set forth the names of donees of the selling stockholders and any other material information with respect to the plan of distribution not previously disclosed.

         In the event one or more broker-dealers or agents agree to sell the shares, they may do so by purchasing the shares as principals or by selling the shares as agents for the selling stockholders. Any broker-dealer that does this may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for which the broker-dealer may act as agent or to whom they sell as principal, or both, which compensation is not expected to exceed those customary in the types of transactions involved. Any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be considered to be "underwriters" within the meaning of the Securities Act in connection with sales in which they participate. If any broker-dealers or agents are considered to be "underwriters," then any commissions they receive and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act. To our knowledge, the selling stockholders have not entered into any agreement, arrangement or understanding with a particular broker-dealer or market maker with respect to the shares offered hereby, nor do we know the identity of any brokers or market makers that will participate in the offering. In managing the selling stockholders' investment in us, the selling stockholders could employ various methods involving loans or pledges of the shares covered by this reoffer prospectus.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of shares may not simultaneously engage in market-making activities with respect to our common stock for the applicable period under Regulation M of the Exchange Act before the commencement of the distribution. In addition, the selling stockholders will be subject to the applicable provisions of the Exchange Act and the related rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders or any other person that may affect the marketability of the shares.

         We will pay substantially all of the expenses incident to this offering of the shares by the selling stockholders to the public other than commissions, concessions and discounts of brokers, dealers or other agents.

                                  LEGAL MATTERS

         The legality of the shares of our common stock being offered by means of this reoffer prospectus has been passed on for TPDO by LeBaron Law Offices, Hinsdale, Illinois.

                                     EXPERTS

         The consolidated financial statements of TPDO as of December 31, 2001 have been incorporated by reference in reliance upon the report of Pritchett, Siler & Hardy, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by TPDO with the SEC to obtain more information. The information contained in the documents we incorporate by reference is considered a part of this reoffer prospectus. Additionally, because information concerning TPDO, whether contained in this reoffer prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this reoffer prospectus will update and supersede older information contained in, or incorporated by reference into, this reoffer prospectus.

         TPDO hereby incorporates by reference the following documents previously filed with the SEC:

         (A)      Our current report on Form 8-K filed on August 7, 2002

         (B)      Our current report on Form 8-KA filed on August 5, 2002

         (C)      Our current report on Form 8-K filed on June 4, 2002.

         (D) Our Annual Report on Form 10-KSB of e Nutrition, Inc. for year ended December 31, 2001 filed on March 22, 2002.

         (E) Our Quarterly Report on Form 10-QSB of e Nutrition, Inc. for the quarter ended March 31, 2002 filed on May 14, 2002.

         (F) The description of our common stock, par value $0.001 per share of the Registrant as contained in our Registration Statement on Form SB-2/A filed on March 8, 2001.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         C. Frederick LeBaron, Jr., the principal in LeBaron Law Offices, counsel passing on the legality of the shares of our common stock being offered by means of this reoffer prospectus, owns directly or indirectly, 348,816 shares of our common stock.

Item 6.  Indemnification of Officers and Directors

         Our certificate of incorporation provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of TPDO shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our certificate of incorporation and bylaws provide that we shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that we shall indemnify and advance expenses to our officers to the same extent as our directors and to such further extent as is consistent with law.

         The certificate and bylaws provide that we will indemnify our directors and officers and may indemnify its employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with us. However, nothing in our certificate of incorporation or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit                                                   Incorporation
         Number      Description                                   by Reference
         ------      -----------                                   -------------

         4.1         2002 Stock Option Plan of TPDO               (1), Ex. 10.10


         Exhibit                                                   Incorporation
         Number      Description                                   by Reference
         ------      -----------                                   -------------

         5.1         Opinion of LeBaron Law Offices
                     regarding legality of shares of Common
                     Stock.

         23.1        Consent of  Pritchett, Siler & Hardy, P.C.

         23.2        Consent of LeBaron Law Offices
                     (contained in opinion filed as Exhibit 5.1).

         24.1        Power of Attorney.                                     (2)

(1) Previously filed with TPDO's Form S-8 Registration Statement, filed on June 10, 2002. (File No. 333-90176)

(2)      Power of attorney is contained within the signature page.

Item 9.           Undertakings.

         (a)      The undersigned hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration
                  Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on September 16, 2002.


                                     TORPEDO SPORTS USA, INC.


                                     By:  /s/ HENRY FONG
                                        -------------------------------------
                                        Henry Fong,
                                        Chief Executive Officer & Sole Director

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Barry Hollander, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2002.

Signature                                               Title
------------                                            ----------

/s/ Barry Hollander                                     Chief Financial Officer
------------------------
Barry Hollander

                            TORPEDO SPORTS USA, INC.

                                  EXHIBIT INDEX


Exhibit
No.               Description
-------           -----------

5.1 Opinion of LeBaron Law Offices regarding legality of shares of Common Stock.

23.1              Consent of Pritchett, Siler & Hardy, P.C.

23.2              Consent of LeBaron Law Offices (contained in opinion filed as
                  Exhibit 5.1).

24.1 Power of Attorney. (Power of attorney is contained within the signature page to the Registration Statement on Form S-8).


                                       E-1